UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2008, we received a letter from The Nasdaq Stock Market indicating that, for the 30 consecutive business days preceding the date of the letter, the bid price our common stock had closed below the $1.00 minimum per share bid price required for continued inclusion on The Nasdaq Capital Market. The notification from Nasdaq has no effect on the listing of our common stock at this time.

In accordance with Marketplace Rule 4310(c)(8)(D), we have until December 29, 2008 to regain compliance. If, at anytime before December 29, 2008, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will have complied with the rule. However, Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period greater than 10 consecutive business days, but generally not more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term listing compliance. If we do not regain compliance by December 29, 2008, Nasdaq will notify us that our common stock will be delisted. At that time, we may appeal Nasdaq's delisting determination to the Nasdaq Listing Qualifications Panel.

On July 3, 2008 we issued a press release announcing the receipt of the Nasdaq letter (the "Press Release"). The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

July 3, 2008	By:	/s/ Ian R. Stuart

Name: Ian R. Stuart
Title: Interim President and C.E.O.

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Exhibit Index

Exhibit No.	Description

99.1	Presss Release